Exhibit 10.24

PRIVATE PLACEMENT AGREEMENT

IN RESPECT OF

OZON HOLDINGS PLC

THIS PRIVATE PLACEMENT AGREEMENT (this “Agreement”) is made on November 16, 2020 by and among:

(1)	The investors listed on Schedule A hereto (each, an “Investor” and collectively, the “Investors”); and

(2)	OZON HOLDINGS PLC, a public company limited by shares registered under Cyprus law with its registered address at 2-4 Arch. Makarios III, 9th Floor Capital Center, Nicosia, Cyprus (the “Company”),

The Investors and the Company shall also be referred to herein individually as a “Party” and, collectively, the “Parties”.

WHEREAS:

(A)	The Company is a company incorporated under the laws of the Republic of Cyprus. The Company operates a pan-Russian e-commerce platform.

(B)

The registered share capital of the Company currently amounts to $141,730.156, which consists of 141,730,154 issued and fully paid ordinary shares with a nominal value of $0.001 (“Shares”) and two issued and fully paid Class A shares with a nominal value of $0.001.

(C)

The Company is preparing for a public offering of American Depositary Shares (“ADSs”) representing Shares (with each ADS representing one Share) listed on The Nasdaq Global Select Market (the “IPO”) pursuant to the Company’s registration statement on Form F-1 (File no. 333-249810) (as such may be amended, and together with any other registration statement related thereto, the “Registration Statement”).

(D)

The Investors desire to purchase from the Company, and the Company desires to issue and sell to the Investors, the Sale Securities (as defined herein), concurrently with, or as soon as practicable following, the consummation of the IPO and on the terms and subject to the conditions set forth in this Agreement.

IT IS AGREED as follows:

1 Definitions and Interpretation

1.1	Capitalized terms used herein shall have the meanings assigned to such terms in the text of this Agreement.

1.2

Unless the context or the express provisions of this Agreement require otherwise, headings and subheadings of the paragraphs and/or provisions contained herein are for convenience and reference purposes only and shall not have any effect on the meaning or construction of any of the provisions hereof.

2	Sale and Purchase of Sale Securities

2.1

Subject to the terms and conditions of this Agreement, the Investors (or their Designated Affiliates (as defined below)) agree to purchase from the Company, and the Company agrees to issue and sell to the Investors (or their Designated Affiliates), the Sale Securities at a price per

ADS (or if the Sale Securities are in the form of Shares, at a price per Share that is equivalent thereto) equal to the initial public offering price per ADS (before underwriting discounts and expenses) in the IPO (the “IPO Price”). As used herein, “Sale Securities” shall mean a number of ADSs or Shares (as determined at the discretion of the Investors (or their Designated Affiliate) by notice to the Company at least four (4) Business Days prior to Closing) equal to USD 67.5 million divided by the IPO Price, rounded up the nearest whole ADS or Share, as the case may be; and “Purchase Price” shall mean the number of Sale Securities multiplied by the IPO Price. No later than two (2) Business Days prior to the Closing, the Investors shall deliver to the Company an updated Schedule B, setting forth the number of Shares to be purchased by each Investor (or its Designated Affiliate) and the corresponding portion of the Purchase Price to be paid by each such Investor (or its Designated Affiliate) in accordance with the terms of this Agreement.

2.2

Subject to the terms and conditions of this Agreement, the closing of the purchase and sale of the Sale Securities (the “Closing”) shall take place remotely via the exchange of documents and signatures concurrently with, or as soon as practicable following, the closing of the IPO after the satisfaction or waiver of each of the conditions set forth in clause 6 (other than those conditions that by their nature are to be satisfied at Closing, but subject to the fulfilment or waiver of those conditions). The date on which the Closing actually occurs in accordance with the preceding sentence is referred to in this Agreement as the “Closing Date”. At the Closing, each Investor shall make payment of the Purchase Price to be paid by it as specified in Schedule B by wire transfer in immediately available funds to the account specified by the Company to Investors at least forty-eight hours in advance against delivery to such Investor of the Sale Securities.

3	Company Representations and Warranties

The Company hereby represents and warrants towards the Investors that at the date hereof and as of the Closing Date:

3.1

the Company is a public company limited by shares duly incorporated and validly existing under the laws of the Republic of Cyprus and has full power and authority to own its assets and to carry on business as it is now being conducted. The Company is duly qualified to transact business as a foreign corporation in each jurisdiction in which it conducts its business, except where failure to be so qualified could not reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Company’s financial condition, business or operations;

3.2	the Company has full power and authority to enter into this Agreement and to perform all of the obligations expressed to be assumed by it hereunder;

3.3	the statements in clause (B) of the Preamble in relation to the Company are complete and correct as of the date of this Agreement;

3.4

this Agreement when executed by the Parties constitutes valid and binding obligations of the Company, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;

3.5

the Sale Securities being purchased by Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable and will be free of restrictions on transfer other than (a) restrictions on transfer under applicable United States federal and state securities laws and (b) restrictions on transfer under the lock-up agreement entered into by the Investor for the benefit of the underwriters in the IPO;

3.6

the execution and delivery by the Company of this Agreement and the performance by the Company of all the obligations expressed to be assumed by it hereunder have been duly authorised by all necessary actions of the Company and (a) do not violate any provision of any law, decree, rule or regulation or of any order, judgment, injunction, determination or award of any court or any judicial, administrative or governmental authority or organisation having applicability to the Company; (b) do not violate any provision of the Articles of Association of the Company; and (c) do not violate any provision of any mortgage, deed, agreement or other instrument to which the Company is a party or which is binding upon it or its assets nor will result in the creation or imposition of any security interest on any of its assets pursuant to the provisions of any such mortgage, deed, agreement or other instrument;

3.7

the Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the sale of the Sale Securities contemplated by this Agreement;

3.8

no directed selling efforts (as defined in Rule 902 of Regulation S under the Securities Act) have been made by any of the Company, any of its affiliates or any person acting on its or their behalf with respect to any Sale Securities that are not registered under the Securities Act; and none of such persons has taken any actions that would result in the sale of the Sale Securities to Investor under this Agreement requiring registration under the Securities Act or applicable state securities laws; and the Company is a “foreign issuer” (as defined in Regulation S); and

3.9

assuming the accuracy of the representations, warranties and covenants of Investor set forth in clause 4 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Sale Securities by the Company to Investor under this Agreement.

4	Investor Representations and Warranties

Each Investor hereby represents and warrants towards the Company, on behalf of itself and its Designated Affiliate, that at the date hereof and as of the Closing Date (for purposes of the representations and warranties contained in this Section 4, the term “Investor” shall include such Investor’s Designated Affiliate to the extent such Designated Affiliate purchases Sale Securities pursuant to the terms of this Agreement):

4.1

The Investor is a company duly incorporated and validly existing under the laws of the jurisdiction of its formation and has full power and authority to own its assets and to carry on business as it is now being conducted;

4.2

The Investor has full power and authority to enter into this Agreement and to transfer the full amount of the Purchase Price to be paid by such Investor as specified in Schedule B to the Company, and to perform all of the obligations expressed to be assumed by it hereunder;

4.3

this Agreement constitutes the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;

4.4

the execution and delivery by Investor of this Agreement, the payment of the Purchase Price to the Company and the performance by the Investor of all the obligations expressed to be assumed by it hereunder have been duly authorised by all necessary actions of the Investor and (a) do not and will not violate any provision of any law, decree, rule or regulation or of any order, judgment, injunction, determination or award of any court or any judicial, administrative or governmental authority or organisation having applicability to Investor; (b) do not and will not violate any provision of its articles of association or equivalent organisational document; and (c) do not and will not violate any provision of any mortgage, deed, agreement or other instrument to which Investor is a party or which is binding upon it or its assets;

4.5

the Sale Securities to be received by the Investor will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and Investor has no present intention of selling, granting any participation in, or otherwise distributing the same, except as permitted by applicable United States federal or state securities laws;

4.6

The Investor has received all the information it considers necessary or appropriate for deciding whether to purchase the Sale Securities. Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Sale Securities and the business, properties, prospects and financial condition of the Company;

4.7

The Investor is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable evaluating the merits and risks of the investment in the Sale Securities;

4.8

The Investor was not identified or contacted through the marketing of the IPO. The Investor did not contact the Company as a result of any general solicitation or directed selling efforts. The purchase of the Sale Securities by the Investor was not solicited by or through anyone other than the Company;

4.9

The Investor has been advised and acknowledges that in issuing Sale Securities to the Investor pursuant hereto, the Company is relying upon the exemption from registration provided by Regulation S. The Investor is acquiring the Sale Securities in an offshore transaction exempt from the registration requirements of the Securities Act as provided by Regulation S;

4.10

The Investor has not engaged any brokers, finders or agents, and neither the Company nor the Investor has, nor will, incur, directly or indirectly, as a result of any action taken by the Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement;

4.11

The Investor understands that the Sale Securities may be characterised as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. The Investor is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act; and

4.12

The Investor acknowledges and agrees that the Sale Securities have not been and will not be registered under the Securities Act, or with any securities regulatory authority in any state or other jurisdiction of the United States, and may not be offered or sold to any U.S. person or within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and of the securities laws of any state or other jurisdiction of the United States.

5	Disclosures

5.1

Prior to publication of any disclosure about the Investors, the Agreement and any other disclosure of the Investors in the Registration Statement in any form, any free writing prospectus related to the Registration Statement, any final prospectus, any supplement or amendment to the prospectus and any other marketing material prepared in connection with the IPO, the Company shall provide such disclosure to the Investors for its approval, which shall not be unreasonably withheld or delayed.

6	Conditions to Investors‘ Obligations

6.1

The obligations of the Company and the Investors (and their Designated Affiliates) under clause 2.1 of this Agreement are subject to the satisfaction (or written waiver) prior to or at the Closing of each of the following conditions:

6.1.1

concurrently with the purchase of the Sale Securities by the Investors hereunder, the closing of the purchase of the Firm Shares (as defined in the underwriting agreement for the IPO) pursuant to the Registration Statement and such underwriting agreement shall have occurred; and

6.1.2

no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, law or order permanently enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated at the Closing.

6.2

The obligations of the Investors and their Designated Affiliates under clause 2.1 of this Agreement are subject to the satisfaction (or written waiver) prior to or at the Closing of each of the following conditions:

6.2.1

the representations and warranties of the Company contained in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on such date (except to the extent such representations and warranties speak as of an earlier date in which case as of such earlier date), except in all cases where the failure of such representations and warranties to be so true and correct has not and would not reasonably be expected to impair in any material respect the consummation of the Company’s obligations hereunder; and

6.2.2	each of the covenants and agreements of the Company to be performed on or prior to the Closing shall have been duly performed in all material respects.

6.3	The obligations of the Company under clause 2.1 of this Agreement are subject to the satisfaction (or written waiver) prior to or at the Closing of each of the following conditions:

6.3.1

the representations and warranties of the Investors contained in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on such date (except to the extent such representations and warranties speak as of an earlier date in which case as of such earlier date), except in all cases where the failure of such representations and warranties to be so true and correct has not and would not reasonably be expected to impair in any material respect the consummation of the Investors‘ obligations hereunder; and

6.3.2	each of the covenants and agreements of the Investors to be performed on or prior to the Closing shall have been duly performed in all material respects.

7	Notices

7.1

Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made to any Party pursuant to the provisions of this Agreement shall be sufficiently given or made if in writing and either delivered in person, by telecopy, by express courier service, by registered mail, return receipt requested, postage prepaid, or by email (which email shall satisfy any writing requirement hereunder), addressed to the address listed for a Party in Schedule A or to such other address as may be substituted by notice given as herein provided.

7.2	The giving of any notice required hereunder may be waived in writing by the Party entitled to receive such notice.

7.3	Any notice sent in accordance with the provisions of clause 7.1 above shall be deemed to have been duly given or served on:

7.3.1

the date on which personally delivered, emailed or telecopied, unless delivered, emailed or telecopied on a day which is not a Business Day (as defined in clause 7.5) or after normal business hours of the recipient, in which case delivery shall be deemed to have been given the next Business Day; or

7.3.2	the date on which delivered by an express courier service or registered mail.

7.4	All notices and any other documents communicated in accordance with this Agreement shall be in the English language.

7.5

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in Moscow, Russia, London, England or the Republic of Cyprus are required, authorized or permitted by law to stay closed.

8	Benefit of Agreement and Assignment

8.1	The terms of this Agreement shall bind and enure for the benefit of the Company and the Investors and their respective successors and permitted assigns.

8.2

Any single rights and/or single obligations defined under this Agreement or this Agreement as a whole cannot be transferred or assigned in whole or in part without the prior written consent of the other Parties, provided that until the date that is two Business Days prior to the Closing, any Investor may assign, in its sole discretion, any or all of its rights and interests under this Agreement to such Investor’s designated affiliated entities identified in writing to the Company (each a “Designated Affiliate”).

9	Miscellaneous

9.1

This Agreement shall automatically terminate upon the earliest to occur, if any, of: (a) either the Company, on the one hand, or the underwriters for the IPO, on the other hand, advising the other in writing, prior to the execution of the underwriting agreement for the IPO, that they have determined not to proceed with the IPO, (b) termination of such underwriting agreement (other than the provisions thereof which survive termination) prior to the sale of any of the ADSs to the underwriters in the IPO, (c) the Registration Statement is withdrawn, (d) the written consent of each of the Company and the Investors or (e) February 28, 2021, in the event that such Underwriting Agreement has not been executed by such date; provided, that the Company may, in its sole discretion, by written notice to the Investors prior to February 28, 2021, extend such date for a period of up to three additional months.

9.2

No failure to exercise and no delay in exercising by any Party of any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

9.3

No variation hereof shall be considered valid and as constituting part of this Agreement unless such variation shall have been made in writing and signed by the Parties hereto. The expression “variation” shall include any variation, supplement, deletion or replacement however effected.

9.4

If at any time any of the provisions hereof is or becomes illegal, invalid or unenforceable in any respect, but would be legal, valid or enforceable if part of the wording were deleted or revised, then that provision shall apply with such modification as may be necessary to make it enforceable.

9.5	A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

10	Counterparts

This Agreement may be executed in counterparts, each of which shall be an original, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

11	Governing Law

This Agreement and all non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law.

12	Dispute Resolution

12.1	The Parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement.

12.2

Subject to clause 12.1, any dispute, claim or controversy arising out of or relating to this Agreement shall be finally determined by arbitration in accordance with the arbitration rules (the “Rules”) of the London Court of International Arbitration (“LCIA”). The arbitration proceeding shall be conducted in the English language and shall take place in London, England. The arbitral tribunal shall be composed of three (3) arbitrators appointed in accordance with the Rules.

12.3	In the event of any conflict between the Rules and the provisions of this Agreement, the provisions of this Agreement shall prevail.

12.4	The award of the arbitrators shall be final and binding on the Parties.

12.5	The award of the arbitrators may be enforced by any court of competent jurisdiction and may be executed against the Person and assets of the losing Party in any competent jurisdiction.

12.6

The arbitrators shall award to the prevailing party, if any, as determined by the arbitrators, all of its costs and fees; provided that the arbitrators shall be entitled to make partial awards. “Costs and fees” mean all reasonable pre-award expenses of the arbitration, including the arbitrators’ fees, administrative fees, travel expenses, out-of-pocket expenses (such as copying and telephone), court costs, witness fees, and reasonable, documented attorneys’ fees (other than on a contingent fee basis).

12.7

Subject to clause 12.1, except for arbitration proceedings pursuant to this clause 12, no action, lawsuit or other proceeding (other than the enforcement of an arbitration decision, an action to compel arbitration or an application for interim, provisional or conservatory measures in connection with the arbitration) shall be brought by the Parties in connection with any matter arising out of or in connection with this Agreement.

12.8	The language to be used in the arbitral proceedings shall be English.

12.9	The governing law of any arbitration under this clause 12 shall be the substantive law of England and Wales.

12.10

Each Party irrevocably waives any appeal rights it may have in respect of any arbitral award made under the Rules in accordance with this clause 12 and agrees to accept such an arbitral award of the LCIA as final and binding on all Parties concerned.

12.11	The arbitral tribunal shall use as guidance, but not as strict rules of procedure, the IBA Rules on the Taking of Evidence in International Commercial Arbitration.

SCHEDULE A

Contact details of the Parties

Party	Contact details

Company	Ozon Holdings Plc 2-4 Arch. Makarios III, 9th Floor Capital Center, 1065 Nicosia, Cyprus Attention: With a copy to:

Investors	Baring Vostok Fund V Nominees Limited 1 Royal Plaza, Royal Avenue, St. Peter Port, Guernsey GY1 2HL Attention:
BV Special Investments Limited 1st and 2nd Floors, Elizabeth House, Les Ruettes Brayes, St Peter Port, Guernsey, GY1 1EW, Channel Islands Attention:

SCHEDULE B

Name of Investor	Number of Sale Securities Purchased	Purchase Price Paid by Investor

IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the date first written above.

OZON HOLDINGS PLC

By:	/s/
Name: Belova Nadezda
Title: Director

BV SPECIAL INVESTMENTS LIMITED

By:	/s/
Name: Julian Timms
Title: Director

BARING VOSTOK FUND V NOMINEES LIMITED

By:	/s/
Name: Julian Timms
Title: Director